Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PhaseBio Pharmaceuticals, Inc.:

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 26, 2019